UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 2, 2014 (November 25, 2014)

TYCO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Unit 1202, Building 1000, City Gate
Mahon, Cork, Ireland
(Address of Principal Executive Offices, including Zip Code)
41-52-633-02-44
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
On November 25, 2014, in connection with its annual grant of equity awards to Company employees, the Compensation and Human Resources Committee (the “Committee”) and the Board of Directors of Tyco International plc (the “Company”) approved changes to the compensation for George R. Oliver, the Company’s Chief Executive Officer, and Arun Nayar, the Company’s Executive Vice President and Chief Financial Officer.
Effective November 25, 2014, the grant date targeted fair value of Mr. Oliver’s annual long-term equity grant has been increased by 25% to $7.5 million. Mr. Oliver’s annual salary and target annual incentive bonus remain unchanged. The long-term equity award grant for fiscal 2015 for Mr. Oliver and all other eligible participants under the Company’s 2012 Stock and Incentive Plan was made on November 25, 2014. For Mr. Oliver, the long-term equity award was split equally between stock options and performance share units. The stock option and performance share units are subject to the standard terms and conditions of the Company's forms of equity award agreements under the Company’s 2012 Stock and Incentive Plan.
For Mr. Nayar, the grant date targeted fair value of $1.5 million for his fiscal 2015 equity awards represents a 15% increase over the prior year award. The award consisted of stock options (40%), performance share units (40%) and restricted stock units (20%). The stock options and restricted stock units vest ratably over a four year period, and the performance share units cliff vest at the end of the three-year performance period (subject to the achievement of applicable performance conditions). For Mr. Nayar, upon retirement, these equity awards will vest in full if performance metrics related to CFO succession and the transformation of the Company’s finance organization have been achieved, in the sole discretion of the Committee. In such a case, although vesting would occur upon retirement, delivery of the awards would remain subject to the original vesting schedule, and the performance share units would remain subject to all applicable performance conditions. The arrangement is intended to assure a smooth and orderly transition to Mr. Nayar’s successor upon his future retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL PLC
(Registrant)

	By:	/s/ Andrea Goodrich
Andrea Goodrich
Vice-President and Corporate Secretary

Date: December 2, 2014

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